EXHIBIT 10.3


                     PURCHASE AND SALE AGREEMENT AND RECEIPT
                                FOR EARNEST MONEY

                                                         Dated:  October 5, 2000

SELLER:  Gardenburger, Inc.

BUYER:   John M. Hopkins


         Buyer agrees to buy and Seller agrees to sell, on the following terms, the real property and all improvements thereon (the "Property") located at 1005 S.E. Washington Street in the City of Portland, County of Multnomah, Oregon, legally described as set forth on Exhibit A hereto and shown on the map attached hereto as Exhibit B.

          1.  PURCHASE   PRICE.   The  total   purchase  price  is  Six  Hundred
Eighty-Seven Thousand Five Hundred and No/100 dollars ($687,500) (the "Purchase Price") payable as follows: CASH AT CLOSING.

          2. EARNEST MONEY RECEIPT. Upon execution of this Agreement, Buyer shall pay $50,000 as earnest money (the "Earnest Money") in the form of /_/ cash or /X/ check or /_/ promissory note. The Earnest Money shall be deposited with First American Title Insurance Company of Oregon (the "Title Company") at the following branch: 200 S.W. Market Street, Suite 250, Portland, Oregon 97201. The Earnest Money shall be applied to the payment of the purchase price for the Property at closing. Any interest earned on the Earnest Money shall be considered to be part of the Earnest Money. The Earnest Money shall be returned to Buyer in the event any condition to Buyer's obligation to purchase the Property shall fail to be satisfied or waived through no fault of Buyer.

          3. CONDITIONS TO PURCHASE AND SALE. Buyer's obligation to purchase the Property is conditioned on the following: |X| none. In addition to the other conditions set forth in the Agreement, Seller's obligations under this Agreement, including without limitation the obligation to deliver the deed described in Paragraph 8 of this Agreement, are subject to satisfaction, by no later than the Closing Date, of each of the following conditions:

                           (a) Buyer's delivery to the Title Company, on or before the Closing Date, of the Purchase Price and any amount due to Seller for the prorations described in Paragraph 9 of this Agreement;

                           (b) Buyer having complied with, fulfilled, and performed in all material respects each covenant, term, condition to be complied with, fulfilled, or performed by him under this Agreement on or before the Closing Date;

                           (c) Seller's obtaining the consent to this transaction from Banc of America Commercial Finance Corporation and/or Wells Fargo Bank and any other lender, preferred shareholder, or other entity whose consent Gardenburger reasonably believes is required for this transaction;


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                           (d)  Seller's Board  of Directors  consenting  to and
         approving of this transaction;

                           (e) Seller's obtaining and recording a fulfillment deed or other appropriate instrument to reflect the full payment and satisfaction of that certain real estate contract dated on or about September 1, 1992, between Susanne L. Lewis, Trustee of the Family Trust as established in the Last Will and Testament of Stanley B. Lewis, as seller ("Vendor"), and Wholesome & Hearty Foods, Inc., as purchaser, a memorandum of which was recorded September 10, 1992, in Book 2586, at page 1314, in the Records of Multnomah County, Oregon, and a release of all of Vendor's right, title, and interest in and to the Property; and

                           (f) Seller's obtaining and recording an appropriate instrument effecting the release of BA Leasing & Capital Corporation's interest in the Property as reflected by that certain Consent to Removal of Personal Property dated December 23, 1997, and recorded March 9, 1998, as Fee No. 98036280, in the Records of Multnomah County, Oregon.

If any of the above-described conditions are not satisfied or waived by Seller on or before the Closing Date, Seller may terminate the Agreement, in which case the Agreement will terminate, the Earnest Money will be refunded to Buyer, and Seller shall have no further liability to Buyer.

          4. PROPERTY INSPECTION. Seller shall permit Buyer and its agents, at Buyer's sole expense and risk, to enter the Property, at reasonable times after reasonable prior notice to Seller, to conduct inspections, tests, and surveys concerning the structural condition of the improvements, all mechanical, electrical, and plumbing systems, hazardous materials, pest infestation, soils conditions, wetlands, American with Disabilities Act compliance, and other matters affecting the suitability of the Property for Buyer's intended use and/or otherwise reasonably related to the purchase of the Property. Buyer shall indemnify, hold harmless, and defend Seller from all claims, liabilities, losses, liens, costs, and expenses, including reasonable attorneys' fees and experts' fees, arising from or relating to Buyer's entry on and inspection of the Property. This agreement to indemnify, hold harmless, and defend Seller shall survive the closing or any termination of this Agreement.

          5. SELLER'S DOCUMENTS. On or before the Closing Date, Seller shall deliver to Buyer, at Buyer's address shown below, legible and complete copies of documents and other items relating to the ownership, operation, and maintenance of the Property, to the extent (a) such documents are now in existence, (b) such items are within Seller's possession or control, and (c) such items are not considered by Seller to be confidential, privileged, or proprietary.

          6. TITLE INSURANCE. Within two days after the Execution Date, Seller shall deliver to Buyer a preliminary title report from the Title Company (the "Preliminary Commitment"), together with complete and legible copies of all documents shown therein as exceptions to title, showing the status of Seller's title to the Property. Buyer shall have one day after receipt of a copy of the Preliminary Commitment within which to give notice in writing to Seller of any objections to such title or to any liens or encumbrances affecting the Property. Within one day after the date of such notice from Buyer, Seller shall give Buyer


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written  notice of  whether it is  willing  and able to remove  the  objected-to exceptions. Within one day after the date of such notice from Seller, Buyer shall elect whether to purchase the Property subject to the objected-to exceptions which Seller is not willing or able to remove or terminate this Agreement. On or before the Closing Date (defined below), Seller shall remove all exceptions to which Buyer objects and which Seller is willing and able to remove. All remaining exceptions set forth in the Preliminary Commitment and agreed to by Buyer shall be "Permitted Exceptions." The title insurance policy to be delivered by Seller to Buyer at closing shall contain no exceptions other than the Permitted Exceptions and the usual preprinted exceptions in an owner's standard form title insurance policy.

          7. DEFAULT; REMEDIES. If Buyer fails, through no fault of Seller, to close the purchase of the Property on or before the Closing Date, Seller's sole remedy shall be to retain the Earnest Money paid by Buyer. In the event the conditions to Seller's obligation to close this transaction are satisfied or waived by Seller and Seller fails, through no fault of Buyer, to close the sale of the Property, Buyer shall be entitled to pursue any remedies available at law or in equity, including, without limitation, the remedy of specific performance.

          8. CLOSING OF SALE. The sale shall be closed on or before October 17, 2000 (the "Closing Date"), in escrow at the Title Company. The sale shall be "closed" when the document conveying title is recorded and funds are disbursed to Seller. At closing, Buyer and Seller shall deposit with the Title Company all documents and funds required to close the transaction in accordance with the terms of this Agreement. At closing, Seller shall deliver a certification in a form approved by Buyer that Seller is not a "foreign person" as such term is defined in the Internal Revenue Code and the Treasury Regulations promulgated under the Internal Revenue Code. If Seller is a foreign person and this transaction is not otherwise exempt from FIRPTA regulations, the Title Company shall be instructed by the parties to withhold and pay the amount required by law to the Internal Revenue Service. At closing, Seller shall convey fee simple title to the Property to Buyer by statutory warranty deed subject to the Permitted Exceptions. At closing, Seller shall pay for and deliver to Buyer a standard form owner's policy of title insurance in the amount of the Purchase Price insuring fee simple title to the Property in Buyer subject only to the Permitted Exceptions and the standard preprinted exceptions in a standard form policy.

          9. CLOSING COSTS; PRORATES. Seller shall pay the premium for the title insurance policy which Seller is required to deliver pursuant to the above paragraph. Seller and Buyer shall each pay one-half of the escrow fees charged by the Title Company, and one-half of any excise tax or transfer tax. Buyer shall pay all recording fees. Real property taxes for the tax year in which the transaction is closed, rents on existing tenancies paid for the month of closing, and utilities shall be prorated as of the Closing Date. Prepaid rents, security deposits, and other unearned refundable deposits regarding the tenancies shall be assigned and delivered to Buyer at closing. The Property does not qualify for a special tax assessment or deferral program.

          10. POSSESSION. Buyer shall be entitled to exclusive possession of the Property immediately after the closing.

          11. CONDITION OF PROPERTY. Seller represents that Seller has no actual knowledge of any pending or threatened notices of violation of any laws, codes,

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rules, or regulations  applicable to the Property  ("Laws").  Subject to Buyer's indemnification obligation set forth in Paragraph 4 of this Agreement, risk of loss or damage to the Property shall be Seller's until closing and Buyer's at and after closing. No agent of Seller nor any agent of Buyer has made any representations regarding the Property. The real estate licensees named in this Agreement have made no representations to any party regarding the condition of the Property, the operations on or income from the Property, or whether the
Property  or  the  use  thereof   complies   with  Laws.   Except  for  Seller's
representation set forth in this Paragraph 11, Buyer shall acquire the Property "AS IS" with all faults and Buyer shall rely on the results of his own inspection and investigation in Buyer's acquisition of the Property; Buyer acknowledges that his decision to purchase the Property is based solely and only upon his own judgment and determination. It shall be a condition of Buyer's obligation to close, and of Seller's right to retain the Earnest Money as of closing, that all of the Seller's representations and warranties stated in this Agreement are materially true and correct on the Closing Date. Seller's representations and warranties stated in this Agreement shall survive closing. References to Seller's "actual knowledge" in this Paragraph 11 shall mean the actual knowledge of Peter W. Shipp.

          12. PERSONAL PROPERTY. This sale includes the personal property presently located on the Property and owned by Seller, which Seller shall itemize in a schedule. Seller shall deliver to Buyer such schedule at least one day prior to the Closing Date. Seller represents and warrants it is the true owner of all personal property and equipment on the property excepting therefrom a certain water heater or boiler on the exterior of the building which shall not be included in this transaction. At or prior to closing, Seller will provide Buyer with a bill of sale for the personal property pursuant to which Seller will transfer its interest in the personal property to Buyer. Seller will use reasonable efforts to obtain, prior to closing, releases of all security interests and other encumbrances in or against the personal property that will be transferred to Buyer.

          13. AGENCY DISCLOSURE. The following agency relationship(s) in this transaction is (are) hereby consented to and acknowledged:

                           (a) The Stalick  Company is the agent of (check one):
         /X/ Buyer exclusively as an agent of Buyer; /_/ Seller exclusively as an agent of Seller; /_/ both Seller and Buyer as set out in the in-company agreement.

                           (b)  Trammell Crow is the agent of (check one):
         /X/ Seller exclusively as Seller's agent; /_/ both Seller and Buyer as set out in the in-company agreement.

Seller will pay a brokerage commission to Trammel Crow in accordance with a separate agreement between Seller and Trammell Crow. Seller shall have no further or separate obligation for payment of any commissions or fees to any other broker or finder. Buyer agrees to indemnify and hold Seller harmless from and against any claims or liability, including reasonable attorney fees, in connection with a claim for commissions or fees asserted by any broker or finder claiming by, through, or under Buyer.

          14. NOTICES. Unless otherwise specified, any notice required or permitted in, or related to, this Agreement must be in writing. Any notice or

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payment will be deemed given when personally delivered or delivered by facsimile transmission (with electronic confirmation of delivery), or will be deemed given on the day following delivery of the notice by reputable overnight courier or through mailing in the U.S. mails, postage prepaid, by the applicable party to the address of the other party shown in this Agreement, unless that day is a Saturday, Sunday, or legal holiday, in which event it will be deemed delivered on the next following business day. If the deadline under this Agreement for delivery of a notice or payment is a Saturday, Sunday, or legal holiday, such last day will be deemed extended to the next following business day.

          15. ASSIGNMENT. Buyer may assign his rights under this Agreement upon giving Seller prior written notice of such assignment, and Buyer's assignee shall hold all rights of Buyer under this Agreement provided that the assignee expressly assumes the obligations of Buyer under this Agreement and demonstrates to Seller's reasonable satisfaction that it has the financial ability to perform. Notwithstanding the foregoing, no such assignment shall relieve Buyer from his liability under this Agreement, including but not limited to his liability under Paragraph 4 of this Agreement.

          16. ATTORNEY FEES. In the event a suit, action, arbitration, or other proceeding of any nature whatsoever, including without limitation any proceeding under the U.S. Bankruptcy Code, is instituted, or the services of an attorney are retained, to interpret or enforce any provision of this Agreement or with respect to any dispute relating to this Agreement, the prevailing party shall be entitled to recover from the losing party the reasonable fees of the prevailing party's attorneys, paralegals, accountants, and other experts, and all other fees, costs, and expenses actually incurred and reasonably necessary in connection therewith. In the event of suit, action, arbitration, or other proceeding, the amount thereof shall be determined by the judge or arbitrator, shall include fees and expenses incurred on any appeal or review, and shall be in addition to all other a mounts provided by law.

          17. STATUTORY LAND USE DISCLAIMER. THE PROPERTY DESCRIBED IN THIS INSTRUMENT MAY NOT BE WITHIN A FIRE PROTECTION DISTRICT PROTECTING STRUCTURES. THE PROPERTY IS SUBJECT TO LAND USE LAWS AND REGULATIONS, WHICH, IN FARM AND FOREST ZONES, MAY NOT AUTHORIZE CONSTRUCTION OR SITING OF A RESIDENCE AND WHICH LIMIT LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.930 IN ALL ZONES. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY APPROVED USES AND THE EXISTENCE OF FIRE PROTECTION FOR STRUCTURES.

          18. MISCELLANEOUS. Time is of the essence of this Agreement. The facsimile transmission of any signed document including this Agreement shall be the same as delivery of an original. At the request of either party, the party delivering a document by facsimile will confirm facsimile transmission by signing and delivering a duplicate original document. This Agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same Agreement. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements between them with respect thereto. Without limiting the provisions of Paragraph 15 of this Agreement, this Agreement shall be

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binding upon and shall inure to the benefit of the parties and their  respective successors and assigns. The person signing this Agreement on behalf of Buyer and the person signing this Agreement on behalf of Seller each represents, covenants, and warrants that such person has full right and authority to enter into this Agreement and to bind the party for whom such person signs this Agreement to the terms and provisions of this Agreement. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared it. This Agreement shall not be recorded unless the parties otherwise agree.

          19. EXECUTION DATE. The Execution Date is the later of the two dates shown beneath the parties' signatures below.

          20. GOVERNING LAW. This Agreement is made and executed under, and in all respects shall be governed and construed by the laws of the State of Oregon.

CONSULT YOUR ATTORNEY, THIS DOCUMENT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR REVIEW AND APPROVAL PRIOR TO SIGNING. NO REPRESENTATION IS MADE BY THE REAL ESTATE LICENSEES NAMED IN THIS AGREEMENT AS TO THE LEGAL SUFFICIENCY OR TAX CONSEQUENCES OF THIS AGREEMENT.


BUYER:                                SELLER:

                                      GARDENBURGER, INC.


    /s/ John M. Hopkins               By:      /s/ Peter W. Shipp
--------------------------------          ------------------------------------
        John M. Hopkins
                                      Name:    Peter W. Shipp
Date:          10/06/00
                                      Title:   Sr. VP/Chief Admin. Officer
                                               -------------------------------
Address:    424 NW Skyline Blvd.
            Portland, OR  97229                Date:        10/10/00

                                      Address: Suite 400
                                               1411 S.W. Morrison Street
                                               Portland, Oregon 97205

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                    EXHIBIT A TO PURCHASE AND SALE AGREEMENT
                          AND RECEIPT FOR EARNEST MONEY

                                LEGAL DESCRIPTION


PARCEL I:
--------

Lots 1, 2, 3, 4 and the West 50 feet of Lots 5 and 6, Block 221, EAST PORTLAND, in the City of Portland, County of Multnomah and State of Oregon.


PARCEL II:
---------

The North 27 feet of the East half of Lot 6, Block 221, EAST PORTLAND, in the City of Portland, County of Multnomah and State of Oregon.


PARCEL III:
----------

The East one-half of Lot 5 and the South 23 feet of the East one-half of Lot 6, Block 221, EAST PORTLAND, in the City of Portland, County of Multnomah and State of Oregon.




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                    EXHIBIT B TO PURCHASE AND SALE AGREEMENT


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